EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Verity Investor and Media Contacts:

Steven R. Springsteel

Verity, Inc.

408-541-1500

ssprings@verity.com

Derek van Bronkhorst

Verity, Inc.

408-542-2217

derekvb@verity.com

Verity Reports Third-Quarter Fiscal 2004 Results

Continued Revenue Growth and Expense Management Yield

Higher than Projected Operating Margins

Financial Highlights:

•	Total revenues of $30.5 million

•	GAAP net income of $4.8 million

•	GAAP EPS of $0.12

•	Pro forma EPS of $0.13

•	GAAP operating income of 24.1% of total revenues

•	Pro forma operating income of 26.2% of total revenues

•	Total cash and investments of $269.0 million

Strategic Highlights:

•	Reaches Definitive Agreement to acquire Cardiff Software

•	Purchases strategic assets from NativeMinds

•	Launches Verity® Ultraseek® release 5.2 with web service interface to further simplify integration

•	Promotes David T. Lingley to vice president of North American consulting services to strengthen Professional Services management

•	Raytheon uses new Verity® Data Discovery Program to better organize intranet content

•	Stanford Graduate School of Business uses Verity Ultraseek on internal and external web sites

•	EContent Magazine names Verity to its ‘100 Companies that Matter Most’ for 2nd consecutive year

SUNNYVALE, Calif.—March 11, 2004—Verity, Inc. (NASDAQ: VRTY), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investment, today reported its financial results for the third fiscal quarter ended February 29, 2004.

Verity’s total revenues were $30.5 million, up 5.7% from the second quarter and up 9.7% from the third quarter of 2003. Software product revenues were $17.8 million, or 58.3% of total revenues. This represented a 9.7% increase sequentially and a 13.2% increase year-over-year. Reported revenues for the third quarter were at the high end of management’s expectations of $29 million to $31 million, as disclosed with second-quarter results on December 11, 2003.

Third-quarter net income under Generally Accepted Accounting Principles in the U.S. (GAAP) was $4.8 million, or $0.12 per fully diluted share. This was up 30.7% from second-quarter GAAP net income of $3.6 million, or $0.09 per fully diluted share, and up 30.0% from third-quarter 2003 GAAP net income of $3.7 million, or $0.10 per fully diluted share. Verity’s third-quarter income from operations under GAAP was $7.4 million, or 24.1% of total revenues, compared with $4.4 million, or 15.2%, for the second quarter and with $4.3 million, or 15.5%, for the prior-year quarter.

Excluding the effect of the third-quarter charge for the amortization of acquired intangible assets, Verity’s pro forma net income was $5.1 million, or $0.13 per fully diluted share. This compared with pro forma net income of $4.6 million, or $0.12 per fully diluted share, for the second quarter and with $4.8 million, or $0.13 per fully diluted share, for the prior-year quarter. On a pro forma basis, Verity’s third-quarter income from operations was $8.0 million, or 26.2% of total revenues, compared with $6.0 million, or 20.8%, sequentially and with $6.2 million, or 22.1%, for the prior-year quarter. The reconciliation of pro forma adjustments to GAAP is set forth in the financial statements at the end of this news release.

Verity’s GAAP and pro forma net income per share for the third quarter were at the high-end of management’s expectations as disclosed with second-quarter results on December 11, 2003.

“We’re pleased with Verity’s third-quarter results, which continued to validate our growth strategy,” said Anthony J. Bettencourt, president and chief executive officer. “We’re especially encouraged by our revenue growth, sustained earnings, and focused expense management. Leveraging our internal product development with strategic acquisitions, we continue to expand Verity’s footprint for intellectual capital management within the enterprise. We look forward to improvements in economic conditions and a healthier IT spending environment through calendar year 2004 and beyond, and we expect to capitalize on growth opportunities related to these trends.”

At the end of the third quarter on February 29, Verity’s balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $269.0 million. Days sales outstanding for the quarter were 68, outperforming the company’s target range of 75 to 80.

Use of GAAP and Pro Forma Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the pro forma results exclude charges not reflective of Verity’s ongoing operational business, namely, charges for the amortization of acquired intangible assets, the write-off of acquired in-process research and development, and restructuring, as set forth in the financial statements at the end of this news release. Management uses the pro forma results to assess the financial performance of Verity’s ongoing operational business.

Customer Activity

During the third quarter, Verity recorded a record number of customer sales transactions with a wide range of leading companies in the consumer products, defense, financial services, government, healthcare, high-technology, manufacturing, professional services, publishing and media, and telecommunications industries. Customer wins included Boeing, CNN Interactive, Deloitte Consulting, HSBC Investment Bank, IBM, Nortel Networks, Pepsico, Raytheon, Stanford University Graduate School of Business, and Verizon. The company also extended its position in the OEM market for enterprise search, categorization and personalization software technology through new or extended agreements with existing customers, including EMC, Scansoft, Stellent, and Xerox.

Strategic Acquisitions

Also during the third quarter, Verity commenced two acquisitions designed to extend its intellectual capital management capabilities across a broader range of business information and processes within the enterprise. The proposed acquisition of Cardiff Software Inc., announced on February 2, 2004, offers Verity complementary products and technology for content capture, e-forms and business process automation, as well as an established customer base in financial services, healthcare, government, and other vertical markets. The cash transaction, valued at approximately $50 million, net, is expected to close within the next 30 days. The acquisition of the strategic assets of NativeMinds Inc., which closed on March 3, 2004, enables Verity to integrate self-service solutions for customer interaction with its own search capabilities and the business process automation technology acquired from Cardiff Software. The cash transaction involving NativeMinds was valued at $3.8 million.

Business Outlook

The following outlook assumes that Verity’s acquisition of Cardiff Software will close within the next 30 days and includes expected results from the pending acquisition of Cardiff Software and from the completed acquisition of the strategic assets of NativeMinds.

For the fourth quarter of fiscal 2004, Verity management expects total revenues ranging from $35 million to $37 million, with pro forma net income per share ranging from $0.09 to $0.12, which excludes the effects of the amortization of acquired intangible assets and an expected restructuring charge associated with the Cardiff transaction. Per-share calculations are based on management’s expectation of approximately 42.0 million fully diluted shares outstanding for the fourth quarter.

For full-year fiscal 2004, Verity management expects total revenues ranging from $121 million to $123 million, with pro forma net income per share ranging from $0.39 to $0.42, excluding the effects of the amortization of acquired intangible assets and restructuring charges. Per-share calculations are based on management’s expectation of approximately 40.4 million fully diluted shares outstanding for fiscal 2004.

Anticipated GAAP results for the fourth quarter and fiscal 2004 are subject to adjustments based on the actual closing date of the Cardiff Software acquisition and the final valuation of acquired intangible assets for both Cardiff Software and NativeMinds. As a result, Verity is only providing its expectation of pro forma results, without reconciliation to anticipated GAAP results, at this time.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, March 11, 2004, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Key members of the management team will review the operating results of the third quarter and discuss the current business outlook. Gary J. Sbona, executive chairman of the board; Anthony J. Bettencourt, president and chief executive officer; Steven R. Springsteel, senior vice president and chief financial officer and Michael D. Mooney, senior vice president of field sales operations, will review the operating results of the third quarter and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

Date:	Thursday, March 11, 2004
Time:	1:30 p.m. Pacific Time
Dial-in Numbers:	United States & Canada: 1-866-254-5939 International: 651-224-7472
Webcast Link:	http://www.verity.com/webcast

A replay of the call will be available through June 11, 2004 at 1-800-475-6701 (United States and Canada) or 320-365-3844 (International) using access code 722991, as well as on the Verity Web site at http://www.verity.com/webcast.

About Verity

Headquartered in Sunnyvale, Calif., Verity provides software solutions that help organizations maximize the return on their intellectual capital investment by utilizing Verity’s industry-leading enterprise search, classification and personalization technologies. Verity software is used for sharing information within and between enterprises, for facilitating e-commerce sales, and for B2B activities on Web-based market exchanges. In addition, Verity technology serves as a core component of many leading e-business applications.

Verity products are used by more than 3,500 organizations in the private and public sectors. Customers include AT&T, Adobe Systems, Bristol-Myers Squibb, CNET, Cap Gemini Ernst & Young, Cisco Systems, Documentum (EMC), Dow Jones, EDGAR Online, FairMarket, Financial Times, Hewlett-Packard, Home Depot, Lotus, SAP, Siemens, Stellent, Sybase, Time Inc. New Media, and Timex.

To access Verity’s investor relations Web site, visit http://investor.verity.com.

Forward-Looking Statements

The statements in this news release regarding Verity’s expectations of improving economic conditions and IT spending and prospects for continued growth and profitability, as well as under the heading “Business Outlook,” are forward-looking statements. These forward-looking statements are expectations and beliefs based on assumptions that may or may not prove to be accurate, and actual financial results could differ materially as a result of many factors. These include: the acquisition of Cardiff Software may not close in the expected timeframe or at all due to the failure of one or both of the parties’ to satisfy required closing conditions, and may not be accretive to Verity’s net income in the first full quarter of combined operations or at all; the integration of Cardiff Software’s operations and NativeMinds’ strategic assets may not be successful or consistent with Verity’s expectations; future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; and a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks. These and other risks relating to Verity and its business and products are set forth under the caption, “Risk Factors,” in Item 2 of Verity’s latest Form 10-Q, filed with the Securities and Exchange Commission on January 9, 2004.

# # #

Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

All other trademarks are the property of their respective owners.

World Wide Web site http://www.verity.com

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

CURRENT QUARTER

	Quarter Ended February 29, 2004			Quarter Ended February 28, 2003
	(unaudited)			(unaudited)
	GAAP	adj	pro forma	GAAP	adj	pro forma
Revenues:
Software products	$17,795		$17,795	$15,722		$15,722
Service and other	12,746		12,746	12,122		12,122

Total revenues	30,541		30,541	27,844		27,844

Costs of revenues:
Software products	368		368	256		256
Service and other	3,260		3,260	3,268		3,268
Amortization of acquired intangible assets	645	(645)	—	645	(645)	—

Total costs of revenues	4,273		3,628	4,169		3,524

Gross profit	26,268		26,913	23,675		24,320

Operating expenses:
Research and development	4,346		4,346	5,147		5,147
Marketing and sales	12,109		12,109	10,544		10,544
General and administrative	2,451		2,451	2,474		2,474
Write-off of acquired in-process research and development	—		—	1,200	(1,200)	—

Total operating expenses	18,906		18,906	19,365		18,165

Income from operations	7,362		8,007	4,310		6,155
Other income, net	564		564	1,590		1,590

Net income before income tax provision	7,926		8,571	5,900		7,745
Income tax provision	3,170	258	3,428	2,242	701	2,943

Net income	$4,756		$5,143	$3,658		$4,802

Net income per share—basic	$0.13		$0.14	$0.11		$0.14

Net income per share—diluted	$0.12		$0.13	$0.10		$0.13

Number of shares used in per share calculation—basic	37,942		37,942	34,739		34,739

Number of shares used in per share calculation—diluted	40,568		40,568	37,883		37,883

Quarter ended February 28, 2003 results include the reclassification of costs of software products, costs of service and other, research and development, marketing and sales, and general and administrative expenses to conform to Verity’s current practice of allocating Management Information Systems operations expenses. Prior to Fiscal Year 2004 these expenses were included in research and development.

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

YEAR-TO-DATE

	Nine Months Ended February 29, 2004			Nine Months Ended February 28, 2003
	(unaudited)			(unaudited)
	GAAP	adj	pro forma	GAAP	adj	pro forma
Revenues:
Software products	$48,199		$48,199	$40,977		$40,977
Service and other	37,843		37,843	31,768		31,768

Total revenues	86,042		86,042	72,745		72,745

Costs of revenues:
Software products	1,136		1,136	938		938
Service and other	9,935		9,935	9,088		9,088
Amortization of acquired intangible assets	1,935	(1,935)	—	645	(645)	—

Total costs of revenues	13,006		11,071	10,671		10,026

Gross profit	73,036		74,971	62,074		62,719

Operating expenses:
Research and development	14,581		14,581	14,935		14,935
Marketing and sales	35,928		35,928	30,794		30,794
General and administrative	8,051		8,051	7,610		7,610
Write-off of acquired in-process research and development	—		—	1,200	(1,200)	—
Restructuring charge	972	(972)	—	993	(993)	—

Total operating expenses	59,532		58,560	55,532		53,339

Income from operations	13,504		16,411	6,542		9,380
Other income, net	3,520		3,520	5,398		5,398

Net income before income tax provision	17,024		19,931	11,940		14,778
Income tax provision	6,810	1,163	7,973	4,537	1,078	5,615

Net income	$10,214		$11,958	$7,403		$9,163

Net income per share—basic	$0.27		$0.32	$0.21		$0.26

Net income per share—diluted	$0.26		$0.30	$0.20		$0.25

Number of shares used in per share calculation—basic	37,675		37,675	34,995		34,995

Number of shares used in per share calculation—diluted	39,902		39,902	36,765		36,765

Nine months ended February 28, 2003 results include the reclassification of costs of software products, costs of service and other, research and development, marketing and sales, and general and administrative expenses to conform to Verity’s current practice of allocating Management Information Systems operations expenses. Prior to Fiscal Year 2004 these expenses were included in research and development.

VERITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 29, 2004	May 31, 2003
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$184,576	$85,672
Short-term investments	27,890	52,993
Trade accounts receivable, less allowance for doubtful accounts of $1,573 and $1,540	22,926	22,597
Deferred tax assets	3,847	3,916
Prepaid and other current assets	5,871	4,719

Total current assets	245,110	169,897
Property and equipment	3,982	5,168
Long-term investments	56,515	112,079
Deferred tax assets	17,494	18,176
Goodwill and other assets	25,270	27,215

Total assets	$348,371	$332,535

LIABILITIES
Current Liabilities:
Accounts payable	$5,664	$5,541
Accrued compensation	9,406	8,518
Other accrued liabilities	8,869	4,950
Deferred revenue	18,898	18,874

Total current liabilities	42,837	37,883
Long-term Liabilities:
Note payable for acquisition	—	3,021

Total Liabilities	42,837	40,904
STOCKHOLDERS’ EQUITY
Common stock	38	38
Additional paid-in capital	268,483	264,645
Other comprehensive income	3,025	3,174
Retained earnings	33,988	23,774

Total stockholders’ equity	305,534	291,631

Total liabilities and stockholders’ equity	$348,371	$332,535

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

CURRENT VS. PRIOR QUARTER

	Quarter Ended February 29, 2004			Quarter Ended November 30, 2003
	(unaudited)			(unaudited)
	GAAP	adj	pro forma	GAAP	adj	pro forma
Total revenues	$30,541		$30,541	$28,899		$28,899

Costs of revenues:
Software products	368		368	429		429
Service and other	3,260		3,260	3,288		3,288
Amortization of acquired intangible assets	645	(645)	—	645	(645)	—

Total costs of revenues	4,273		3,628	4,362		3,717

Gross profit	26,268		26,913	24,537		25,182

Total operating expenses	18,906		18,906	20,144	(972)	19,172

Income from operations	7,362		8,007	4,393		6,010
Net income before income tax provision	7,926		8,571	6,163		7,780
Income tax provision	3,170	258	3,428	2,524	662	3,186

Net income	$4,756		$5,143	$3,639		$4,594

Net income per share—basic	$0.13		$0.14	$0.10		$0.12

Net income per share—diluted	$0.12		$0.13	$0.09		$0.12

Number of shares used in per share calculation—basic	37,942		37,942	37,579		37,579

Number of shares used in per share calculation—diluted	40,568		40,568	39,475		39,475